SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): April 30, 2015

RGC RESOURCES, INC.
(Exact name of Registrant as specified in its charter)

Virginia	000-26591	54-1909697
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

519 Kimball Ave., N.E. Roanoke, Virginia	24016
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 540-777-4427

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
On April 30, 2015, RGC Resources, Inc. ("Resources" or the "Company") entered into a Change in Control Agreement with each of Mr. Paul W. Nester, Mr. Robert L. Wells, II and Mr. Carl J. Shockley, Jr. ("covered Executives" or individually referred to as "Executive") that provides certain benefits to each in the event of a "Change in Control." These agreements are effective May 1, 2015 and replace agreements that expired on April 30, 2015. For the purposes of each agreement, a "Change in Control" occurs when (i) any person, corporation, partnership or entity becomes the beneficial owner, directly or indirectly, of at least 50% of the combined voting power of the Company's voting securities; (ii) any person or entity becomes the beneficial owner, directly or indirectly, of at least 50% of the voting securities of the surviving entity following a merger, recapitalization, reorganization, consolidation or sale of assets by the Company; or (iii) the Company is liquidated or sells substantially all of its assets. In the event that any of the covered Executive's employment with the Company is terminated within 90 days prior to or within 24 months from a Change in Control, unless the termination is (a) because of the Executive's death or disability, (b) for Cause (as defined in the agreement) or (c ) by the Executive other than for Good Reason (as defined in the agreement), then the Executive will receive a severance payment equal to 1.5 times his average annual compensation over the prior five tax years. This severance payment will be reduced to the extent necessary to avoid certain federal excise taxes. Also, in such event, the Company will continue the Executive's life insurance, medical, health and accident and disability plans, programs or arrangements until the earlier of 24 months after the date of the Change in Control, his death, or the Executive's full-time employment. The agreement does not require any of the covered Executives to seek employment to mitigate any payments or benefits provided thereunder. Mr. Nester is Vice President, Secretary, Treasurer and CFO of the Company. Mr. Wells is Vice President of Information Technology. Mr. Shockley is Vice President of Resources' natural gas subsidiary, Roanoke Gas Company.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARANGEMENTS OF CERTAIN OFFICERS.

(e) Compensatory Arrangements of Certain Officers

The information required by this Item 5.02 is set forth in Item 1.01 above in respect of Mr. Nester's, Mr. Well's and Mr. Shockley's Change in Control Agreement, which are incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENT AND EXHIBITS.

(d) Exhibits.

10.1         Change in Control Agreement between RGC Resources, Inc. and Mr. Paul W. Nester effective May 1, 2015.

10.2        Change in Control Agreement between RGC Resources, Inc. and Mr. Robert L. Wells, II effective May 1, 2015.

10.3        Change in Control Agreement between RGC Resources, Inc. and Mr. Carl J. Shockley, Jr. effective May 1, 2015

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RGC RESOURCES, INC.

Date: May 5, 2015	By:	/s/ Paul W. Nester

Paul W. Nester
Vice President, Secretary, Treasurer and CFO